Exhibit 99.1

PRESS RELEASE

CIRCOR Issues Update on Leslie Controls Subsidiary’s

Chapter 11 Reorganization Plan

U.S. District Court Hearing Scheduled for January 2011

Burlington, MA – December 23, 2010 – CIRCOR International, Inc. (NYSE: CIR), today announced an update on the timing of the Chapter 11 bankruptcy proceedings of its Leslie Controls, Inc. subsidiary. In its October 28, 2010 press release, CIRCOR announced bankruptcy court confirmation of the Leslie Controls reorganization plan and indicated that it was targeting Leslie’s emergence from bankruptcy for the fourth quarter of 2010, pending required affirmation of the reorganization plan by the U.S. District Court. While the Company had hoped the District Court review would occur during the fourth quarter, the District Court has scheduled the hearing for January 2011.

At the hearing, the District Court will review the Section 524(g) asbestos trust aspects of the reorganization plan and consider appeals lodged by certain of Leslie’s insurers. Upon entry of a District Court order of approval and absent a stay pending any further appeals, Leslie and CIRCOR would fund the Section 524(g) asbestos trust once various closing conditions are satisfied and the reorganization plan becomes effective. Leslie’s emergence from bankruptcy and distributions from the trust to claimants would not occur, however, until any subsequent appeals from the District Court’s order are favorably resolved. CIRCOR and Leslie believe that the pending and any subsequent appeals are, and would be, without merit.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. These statements include, but are not limited to, the Company’s expectations related to the process for Leslie Controls’ emergence from bankruptcy, the timing of the U.S District Court for the District of Delaware’s hearing regarding approval of the Sec. 524(g) trust, and the belief that current pending appeals and any subsequent appeals from the District Court’s order are, and would be, without merit. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200